Exhibit No. 10(a)(*)

The CORPORATEplan for RetirementSM
EXECUTIVE PLAN

Adoption Agreement

IMPORTANT NOTE

This document has not been approved by the Department of Labor, the Internal Revenue Service or any other governmental entity. An Employer must determine whether the plan is subject to the Federal securities laws and the securities laws of the various states. An Employer may not rely on this document to ensure any particular tax consequences or to ensure that the Plan is “unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees” under the Employee Retirement Income Security Act with respect to the Employer’s particular situation. Fidelity Management Trust Company, its affiliates and employees cannot and do not provide legal or tax advice or opinions in connection with this document. This document does not constitute legal or tax advice or opinions and is not intended or written to be used, and it cannot be used by any taxpayer, for the purposes of avoiding penalties that may be imposed on the taxpayer. This document must be reviewed by the Employer’s attorney prior to adoption.

Plan Number: 44352	ECM NQ 2007 AA
(07/2007)	10/29/2008

© 2007 Fidelity Management & Research Company

ADOPTION AGREEMENT

ARTICLE 1

1.01                           PLAN INFORMATION

(a)             Name of Plan:

This is the Regis Corporation Executive Retirement Savings Plan (the “Plan”).

(b)                                     Plan Status (Check one.):

(1)                                 Adoption Agreement effective date: 11/15/2008.

(2)                                 The Adoption Agreement effective date is (Check (A) or check and complete (B)):

(A)                              ☐                               A new Plan effective date.

(B)                                ☒                             An amendment and restatement of the Plan. The original effective date of the Plan was: 7/24/1988.

(c)                                  Name of Administrator, if not the Employer:

1.02                           EMPLOYER

(a)                                        Employer Name:  Regis Corporation

(b)                                       The term “Employer” includes the following Related Employer(s) (as defined in Section 2.01(a)(25)) participating in the Plan:

1.03                           COVERAGE

(Check (a) and/or (b).)

(a)                                  ☒ The following Employees are eligible to participate in the Plan (Check (1) or (2)):

(1)                   ☐ Only those Employees designated in writing by the Employer, which writing is hereby incorporated herein.

(2)                   ☒ Only those Employees in the eligible class described below:

All Company officers and all Highly Compensated Employees as defined in Code Section 414(q), except those who the Administrator determines would not be considered a member of a select group of management or a highly compensated employee within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

(b)                                 ☐ The following Directors are eligible to participate in the Plan (Check (1) or (2)):

(1)                   ☐ Only those Directors designated in writing by the Employer, which writing is hereby incorporated herein.

(2)                   ☐ All Directors, effective as of the later of the date in 1.01(b) or the date the Director becomes a Director.

(Note: A designation in Section 1.03(a)(1) or Section 1.03(b)(1) or a description in Section 1.03(a)(2) must include the effective date of such participation.)

1.04                           COMPENSATION

(If Section 1.03(a) is selected, select (a) or (b). If Section 1.03(b) is selected, complete (c))

For purposes of determining all contributions under the Plan:

(a)                                  ☐ Compensation shall be as defined, with respect to Employees, in the                 Plan maintained by the Employer:

(1)                   ☐ to the extent it is in excess of the limit imposed under Code section 401(a)(17).

(2)                   ☐ notwithstanding the limit imposed under Code section 401(a)(17).

(b)                                 ☒ Compensation shall be as defined in Section 2.01(a)(9) with respect to Employees (Check (1), and/or (2) below, if, and as, appropriate):

(1)                   ☒ but excluding the following:

Overtime Pay, Commissions, The value of a qualified or a non-qualified stock option granted to an Employee by the Employer to the extent such value is includable in the Employee’s taxable income, Severance Pay and Third Party Payments of Sick Pay.

(2)                   ☐ but excluding bonuses, except those bonuses listed in the table in Section 1.05(a)(2).

(c)                                  ☐ Compensation shall be as defined in Section 2.01(a)(9)(c) with respect to Directors, but excluding the following:

1.05                    CONTRIBUTIONS ON BEHALF OF EMPLOYEES

(a)                                          Deferral Contributions (Complete all that apply):

(1)          ☒                        Deferral Contributions. Subject to any minimum or maximum deferral amount provided below, the Employer shall make a Deferral Contribution in accordance with, and subject to, Section 4.01 on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the applicable calendar year (or portion of the applicable calendar year).

Deferral Contributions	Dollar Amount		% Amount
Type of Compensation	Min	Max	Min	Max
Base-Salary			0	100

(Note: With respect to each type of Compensation, list the minimum and maximum dollar amounts or percentages as whole dollar amounts or whole number percentages.)

(2)          ☒                        Deferral Contributions with respect to Bonus Compensation only. The Employer requires Participants to enter into a special salary reduction agreement to make Deferral Contributions with respect to one or more Bonuses, subject to minimum and maximum deferral limitations, as provided in the table below.

	Treated As		Dollar Amount		% Amount
Deferral Contributions Type of Bonus	Performance Based	Non- Performance Based	Min	Max	Min	Max
Incentive Compensation	Yes				0	100

(Note: With respect to each type of Bonus, list the minimum and maximum dollar amounts or percentages as whole dollar amounts or whole number percentages. In the event a bonus identified as a Performance-based Bonus above does not constitute a Performance-based Bonus with respect to any Participant, such Bonus will be treated as a Non-Performance-based Bonus with respect to such Participant.)

(b)	Matching Contributions (Choose (1) or (2) below, and (3) below, as applicable):

	(1)	☒	The Employer shall make a Matching Contribution on behalf of each Employee Participant in an amount described below:

		(A)	☐ % of the Employee Participant’s Deferral Contributions for the calendar year.

		(B)	☐ The amount, if any, declared by the Employer in writing, which writing is hereby incorporated herein.

		(C)	☒ Other:

The Employer shall make a Matching Contribution on each deferral of salary or bonus compensation made by a Participant who is an officer of the Corporation in an amount equal to the following percentage of the officer’s salary and/or bonus contribution for the applicable period:

Senior Vice Presidents —25%

Chief Operating Officers — 20%

Vice Presidents — 10%

	(2)	☐

Matching Contribution Offset. For each Employee Participant who has made elective contributions (as defined in 26 CFR section 1.401(k)-6 (“QP Deferrals”)) of the maximum permitted under Code section 402(g), or the maximum permitted under the terms of the                         Plan (the “QP”), to the QP, the Employer shall make a Matching Contribution in an amount equal to (A) minus (B) below:

(A)

The matching contributions (as defined in 26 CFR section 1.401(m)-1 (a)(2) (“QP Match”)) that the Employee Participant would have received under the QP on the sum of the Deferral Contributions and the Participant’s QP Deferrals, determined as though—

• no limits otherwise imposed by the tax law applied to such QP match; and
• the Employee Participant’s Deferral Contributions had been made to the QP.

		(B)	The QP Match actually made to such Employee Participant under the QP for the applicable calendar year.

Provided, however, that the Matching Contributions made on behalf of any Employee Participant pursuant to this Section 1.05(b)(2) shall be limited as provided in Section 4.02 hereof.

		(3)	☒	Matching Contribution Limits (Check the appropriate box (es)):

			(A)	☒	Deferral Contributions in excess of % of the Employee Participant’s Compensation for the calendar year shall not be considered for Matching Contributions. See Attachment B.

			(B)	☒	Matching Contributions for each Employee Participant for each calendar year shall be limited to $ . See Attachment B.

	(c)	Employer Contributions

		(1) ☒	Fixed Employer Contributions. The Employer shall make an Employer Contribution on behalf of each Employee Participant in an amount determined as described below:

For each Employer fiscal year (July 1 through June 30) that the Employer provides certain executive Employee Participants with a perquisite account under the Regis Corporation Executive Perquisite Program (the “Perk Plan Participants”), the Employer shall make a fixed Employer Contribution (in addition to the discretionary Employer Contribution for such fiscal year, if any) on behalf of the Perk Plan Participants who elect to defer a portion of their perquisite account. The amount of the fixed Employer Contribution on behalf of each such Perk Plan Participant shall be equal to the amount designated by written election made no later than the last day of the prior fiscal year.

(2) ☒

Discretionary Employer Contributions. The Employer may make Employer Contributions to the accounts of Employee Participants in any amount (which amount may be zero), as determined by the Employer in its sole discretion from time to time in a writing, which is hereby incorporated herein.

1.06	CONTRIBUTIONS ON BEHALF OF DIRECTORS

	(a) ☐	Director Deferral Contributions

The Employer shall make a Deferral Contribution in accordance with, and subject to, Section 4.01 on behalf of each Director Participant who has an executed deferral agreement in effect with the Employer for the applicable calendar year (or portion of the applicable calendar year), which deferral agreement shall be subject to any minimum and/or maximum deferral amounts provided in the table below.

Deferral Contributions	Dollar Amount		% Amount
Type of Compensation	Min	Max	Min	Max

(Note: With respect to each type of Compensation, list the minimum and maximum dollar amounts or percentages as whole dollar amounts or whole number percentages.)

(b) Matching and Employer Contributions:

(1)          ☐          Matching Contributions. The Employer shall make a Matching Contribution on behalf of each Director Participant in an amount determined as described below:

(2)          ☐          Fixed Employer Contributions. The Employer shall make an Employer Contribution on behalf of each Director Participant in an amount determined as described below:

(3)          ☐          Discretionary Employer Contributions. The Employer may make Employer Contributions to the accounts of Director Participants in any amount (which amount may be zero), as determined by the Employer in its sole discretion from time to time, in a writing, which is hereby incorporated herein.

1.07          DISTRIBUTIONS

The form and timing of distributions from the Participant’s vested Account shall be made consistent with the elections in this Section 1.07.

(a) (1) Distribution options to be provided to Participants

	(A) Specified Date	(B) Specified Age	(C) Separation From Service	(D) Earlier of Separation or Age	(E) Earlier of Separation or Specified Date	(F) Disability	(G) Change in Control	(H) Death
Deferral Contribution	☒ Lump Sum ☒ Installments	☐ Lump Sum ☐ Installments	☒ Lump Sum ☒ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum	☐ Lump Sum ☐ Installments

Matching Contributions	☒ Lump Sum ☒ Installments	☐ Lump Sum ☐ Installments	☒ Lump Sum ☒ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum	☐ Lump Sum ☐ Installments

Employer Contributions	☒ Lump Sum ☒ Installments	☐ Lump Sum ☐ Installments	☒ Lump Sum ☒ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum	☐ Lump Sum ☐ Installments

(Note: If the Employer elects (F), (G), or (H) above, the Employer must also elect (A), (B), (C), (D), or (E) above, and the Participant must also elect (A), (B), (C), (D), or (E) above. In the event the Employer elects only a single payment trigger and/or payment method above, then such single payment trigger and/or payment method shall automatically apply to the Participant. If the employer elects to provide for payment upon a specified date or age, and the employer applies a vesting schedule to amounts that may be subject to such payment trigger(s), the employer must apply a minimum deferral period, the number of years of which must be greater than the number of years required for 100% vesting in any such amounts. If the employer elects to provide for payment upon disability and/or death, and the employer applies a vesting schedule to amounts that may be subject to such payment trigger, the employer must also elect to apply 100% vesting in any such amounts upon disability and/or death.)

(2)                      ☒                           A Participant incurs a Disability when the Participant (Check at least one if Section 1.07(a) (1) (F) or if Section 1.08(e) (3) is elected):

(A)                                   ☐  is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(B)                                     ☒ is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer.

(C)                                     ☐ is determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board.

(D)                                    ☐ is determined to be disabled pursuant to the following disability insurance program:                the definition of disability under which complies with the requirements in regulations under Code section 409A.

(Note: If more than one box above is checked, then the Participant will have a Disability if he satisfies at least one of the descriptions corresponding to one of such checked boxes.)

(3)        ☒       Regardless of any payment trigger and, as applicable, payment method, to which the Participant would otherwise be subject pursuant to (1) above, the first to occur of the following Plan-level payment triggers will cause payment to the Participant commencing pursuant to Section 1.07(c)(1) below in a lump sum, provided such Plan-level payment trigger occurs prior to the payment trigger to which the Participant would otherwise be subject.

Payment Trigger

(A)                              ☒ Separation from Service prior to: Attainment of Normal Retirement Age of 50.

(B)                                ☐ Separation from Service

(C)                                ☒ Death

(D)                               ☒ Change in Control

(b)                            Distribution Election Change

A Participant

(1)          ☒                                       shall

(2)          ☐                                         shall not

be permitted to modify a scheduled distribution election in accordance with Section 8.01(b) hereof.

(c)                             Commencement of Distributions

(1)                                  Each lump sum distribution and the first distribution in a series of installment payments (if applicable) shall commence as elected in (A), (B) or (C) below:

(A) ☒	Monthly on the 1st day of the month which day next follows the applicable triggering event described in 1.07(a).
(B) ☐	Quarterly on the day of the following months , , , or (list one month in each calendar quarter) which day next follows the applicable triggering event described in 1.07(a).
(C) ☐	Annually on the day of (month) which day next follows the applicable triggering event described in 1.07(a).

(Note: Notwithstanding the above: a six-month delay shall be imposed with respect to certain distributions to Specified Employees; a Participant who chooses payment on a Specified Date will choose a month, year or quarter (as applicable) only, and payment will be made on the applicable date elected in (A), (B) or (C) above that falls within such month, year or quarter elected by the Participant.)

(2)                                  The commencement of distributions pursuant to the events elected in Section 1.07(a)(1) and Section 1.07(a)(3) shall be modified by application of the following:

(A)      ☐                               Separation from Service Event Delay — Separation from Service will be treated as not having occurred for      months after the date of such event.

(B)        ☐                               Plan Level Delay — all distribution events (other than those based on Specified Date or Specified Age) will be treated as not having occurred for            days (insert number of days but not more than 30).

(d)                        Installment Frequency and Duration

If installments are available under the Plan pursuant to Section 1.07(a), a Participant shall be permitted to elect that the installments will be paid (Complete 1 and 2 below):

(1)                                  at the following intervals:

(A)      ☒                                  Monthly commencing on the day elected in Section 1.07(c)(1).

(B)        ☒                                  Quarterly commencing on the day elected in Section1.07(c)(1) (with payments made at three-month intervals thereafter).

(C)        ☒                                  Annually commencing on the day elected in Section 1.07(c)(1).

(2)                                  over the following term(s) (Complete either (A) or (B)):

(A)           ☒                                       Any term of whole years between 1 (minimum of 1) and 20 (maximum of 30).

(B)             ☐                                         Any of the whole year terms selected below.

❑ 1	❑ 2	❑ 3	❑ 4	❑ 5	❑ 6
❑ 7	❑ 8	❑ 9	❑ 10	❑ 11	❑ 12
❑ 13	❑ 14	❑ 15	❑ 16	❑ 17	❑ 18
❑ 19	❑ 20	❑ 21	❑ 22	❑ 23	❑ 24
❑ 25	❑ 26	❑ 27	❑ 28	❑ 29	❑ 30

(Note: Only elect a term of one year if Section 1.07(d)(1)(A) and/or Section 1.07(d)(1)(B) is elected above.)

(e)                         Conversion to Lump Sum

☐            Notwithstanding anything herein to the contrary, if the Participant’s vested

Account at the time such Account becomes payable to him hereunder does not exceed $    distribution of the Participant’s vested Account shall automatically be made in the form of a single lump sum at the time prescribed in Section 1.07(c)(1).

(f)                               Distribution Rules Applicable to Pre-effective Date Accruals

☐                      Benefits accrued under the Plan (subject to Code section 409A) prior to the date in Section 1.01 (b)(1) above are subject to distribution rules not described in Section 1.07(a) through (e), and such rules are described in Attachment A Re: PRE EFFECTIVE DATE ACCRUAL DISTRIBUTION RULES.

1.08   VESTING SCHEDULE

(a)                                            (1)                        The Participant’s vested percentage in Matching Contributions elected in Section 1.05(b) shall be based upon the following schedule and unless Section 1.08(a)(2) is checked below will be based on the elapsed time method as described in Section 7.03(b).

Years of Service	Vesting %
0	100

(2)                        ☐                      Vesting shall be based on the class year method as described in Section 7.03(c).

(b)                                           (1)                        The Participant’s vested percentage in Employer Contributions elected in Section 1.05(c) shall be based upon the following schedule and unless Section 1.08(b)(2) is checked below will be based on the elapsed time method as described in Section 7.03(b).

Years of Service	Vesting %
0	0
1	0
2	20
3	40
4	60
5	80
6	100

(2)                        ☐                      Vesting shall be based on the class year method as described in Section 7.03(c).

(c)                                  ☐  Years of Service shall exclude (Check one.):

(1)  ☐  for new plans, service prior to the Effective Date as defined in Section 1.01(b)(2)(A).

(2)  ☐  for existing plans converting from another plan document, service prior to the original Effective Date as defined in Section 1.01(b)(2)(B).

(Note: Do not elect to apply this Section 1.08(c) if vesting is based only on the class year method.)

(d)                                 ☐  Notwithstanding anything to the contrary herein, a Participant will forfeit his Matching Contributions and Employer Contributions (regardless of whether vested) upon the occurrence of the following event(s):

(Note: Contributions with respect to Directors, which are 100% vested at all times, are subject to the rule in this subsection (d).)

(e)                                  A Participant will be 100% vested in his Matching Contributions and Employer Contributions upon (Check the appropriate box(es)):

(1) ☒  Retirement eligibility is the date the Participant attains age 50 and completes 0 Years of Service, as defined in Section 7.03(b).

(2) ☒  Death.

(3) ☒  The date on which the Participant becomes disabled, as determined under Section 1.07(a)(2).

(Note: Participants will automatically vest upon Change in Control if Section 1.07(a)(1)(G) is elected.)

(f)                                    ☒  Years of Service in Section 1.08 (a)(1) and Section 1.08 (b)(1) shall include service with the following employers:

all Related Employers as defined in Sec. 2.01(a)(25)

1.09                         INVESTMENT DECISIONS

A Participant’s Account shall be treated as invested in the Permissible Investments as directed by the Participant unless otherwise provided below:

Participants listed below shall be permitted to direct the Employer that their Account be invested in investments other than the Permissible Investments, as approved by the Employer; provided however, that the Account of any such Participant shall be transferred to a separate trust but shall remain subject to all the Plan terms (other than the terms related to Investment Decisions), including those terms governing distributions and elections with respect thereto:

Myron Kunin

1.10                         ADDITIONAL PROVISIONS

The Employer may elect Option below and complete the Superseding Provisions Addendum to describe overriding provisions that are not otherwise reflected in this Adoption Agreement.

☒  The Employer has completed the Superseding Provisions Addendum to reflect the provisions of the Plan that supersede provisions of this Adoption Agreement and/or the Basic Plan Document.

EXECUTION PAGE
(Fidelity’s Copy)

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this 10th day of November, 2008.

Employer	Regis Corporation

By	/s/ Eric A. Bakken

Title	Senior Vice President & General Counsel

EXECUTION PAGE
(Employer’s Copy)

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this 10th day of November, 2008.

Employer	Regis Corporation

By	/s/ Eric A. Bakken

Title	Senior Vice President & General Counsel

AMENDMENT EXECUTION PAGE
(Fidelity’s Copy)

Plan Name:                                                    Regis Corporation Executive Retirement Savings Plan (the “Plan”)

Employer:                                                          Regis Corporation

(Note: These execution pages are to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to these execution pages.)

The following section(s) of the Plan are hereby amended effective as of the date(s) set forth below:

Section Amended	Effective Date

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date below.

Employer:

By:

Title:

Date:

AMENDMENT EXECUTION PAGE
(Employer’s Copy)

Plan Name:                                                    Regis Corporation Executive Retirement Savings Plan (the “Plan”)

Employer:                                                          Regis Corporation

(Note: These execution pages are to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to these execution pages.)

Section Amended	Effective Date

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date below.

Employer:

By:

Title:

Date:

ATTACHMENT A

Re: PRE EFFECTIVE DATE ACCRUAL DISTRIBUTION RULES

Plan Name:                                                    Regis Corporation Executive Retirement Savings Plan (the “Plan”)

ATTACHMENT B

Re: SUPERSEDING PROVISIONS
for

Plan Name:                                                    Regis Corporation Executive Retirement Savings Plan (the “Plan”)

(a)   Superseding Provision(s) – The following provisions supersede other provisions of this Adoption Agreement and/or the Basic Plan Document as described below:

(1) The following additional provision shall be added to Section 1 .04(b)(1): For purposes of calculating Employer Contributions, Compensation shall also exclude Bonuses and the Employer match on contributions under the Employer’s Contributory Stock Purchase Plan for the applicable period

(2) The following additional Payment Trigger shall be added to the end of Section 1.07(a)(3): The  Participant’s Separation from Service due to (a) (i) a felony conviction under any Federal or state statute  which is materially detrimental to the financial interests of the Employer, or (ii) the willful non-performance by Participant of his material employment duties other than by reason of his physical or  mental incapacity after reasonable written notice to Participant and reasonable opportunity (not less than  thirty (30) days) to cease such non-performance; or (b) the Participant’s willfully engaging in fraud or  gross misconduct which is materially detrimental to the financial interests of the Employer.

(3) Section 1.05(c)(2) is modified by adding the following: “Except to the extent otherwise provided in any such writing, an Employer Contribution will be made to the Accounts of only those Employee Participants who are employed by the Employer on the last day of the period to which the Employer Contribution relates and have completed 1,000 hours of service with the Employer or a Related Employer during such period.”

(4) The following exclusion shall be added at the end of Section 2.01(a)(6): “, but excluding any unscheduled, discretionary bonus award made to a Participant that is outside of the Employer’s regular incentive bonus arrangement

(5) Section 8.01(a)(3) shall be modified by adding the following new proviso to the end of the first sentence: “; provided, however, that an election choosing a payment method with respect to the Employer Contributions credited to a Participant’s Account shall be effective for all Employer Contributions  thereafter credited to a Participant’s Account and may only be modified as provided under Section 8.01(b)

(6) The following Plan Level Delay will be added at subsection 1.07(c)(2)(B): - all distributions to a  beneficiary on account of a Participant’s death will be treated as not having occurred for 30 days.

(7) The following provision shall be added at 1.07(a)(1)(E): Distribution shall begin upon earlier of  Separation or Specified Date upon either Participant’s death or a Separation from Service prior to age 50.

(8) 1. The following new sentence is added to the end of Section 1.05(a)(2):

Any special salary reduction agreement for a Deferral Contribution of any portion of a Participant’s Bonus Compensation that is entered into on or before the December 31 preceding the end of the applicable Bonus period shall apply to the calendar year next following the election.

2. Section 4.01 shall be amended by deleting the fifth sentence thereof and replacing it with the following two sentences:

A new election will be effective as of the first day of the following calendar year and will apply only to Compensation (other than Bonus Compensation) payable with respect to services rendered after such date. A separate election for Bonus Compensation made pursuant to Section 1.05(a)(2) will be effective as of the first day of the following calendar year if made on or before the December 31 preceding the end of the period during which the services on which the Bonus is based are performed (the “Bonus Period”), and will apply to  Bonus Compensation attributable to such Bonus Period, including any portion of the Bonus  Period that precedes the date of the Section 1.05(a)(2) separate election.

1. Section 1.01(b)(2) is replaced in its entirety by the following:

(2)                                                The Adoption Agreement effective date is (Check (A) or check and complete (B)):

(A)                         ☐                                    A new Plan effective date.

(B)                           ☒                                  An amendment and restatement of the Plan. The original effective date of the Nonqualified Deferred Salary Plan: 7/24/1988. The original effective date of the Executive Profit Sharing Plan:  7/1/1992.

1. Section 1.05(b)(3) is replaced in its entirety by the following:

(3)       ☒         Matching Contribution Limits (Check the appropriate box (es)):

(A)                         ☐                                    Deferral Contributions in excess of      % of the Employee Participant’s Compensation for the calendar year shall not be considered for Matching Contributions.

(B)                           ☒                                  Matching Contributions for each Employee Participant for each calendar year shall be limited to: Aggregate Salary and Bonus Contributions in excess of  $100,000 for the applicable period shall not be considered for Matching Contributions

TRUST AGREEMENT

Between

Regis Corporation

And

FIDELITY MANAGEMENT TRUST COMPANY

Regis Corporation Executive Retirement Savings Plan Trust

Dated as of November 15, 2008

Plan Number: 44352	ECM NQ 2007 TA
(07/2007)	09/10/2008

© 2007 Fidelity Management & Research Company

TABLE OF CONTENTS

Section		Page

1	Definitions	1

2	Trust	2
	(a) Establishment
	(b) Grantor Trust
	(c) Trust Assets
	(d) Non-Assignment

3	Payments to Sponsor	3

4	Disbursement	4
	(a) Directions from Sponsor
	(b) Limitations

5	Investment of Trust	4
	(a) Selection of Investment Options
	(b) Available Investment Options
	(c) Investment Directions
	(d) Funding Mechanism
	(e) Mutual Funds
	(f) Trustee Powers

6	Recordkeeping and Administrative Services to Be Performed	7
	(a) Accounts
	(b) Inspection and Audit
	(c) Notice of Plan Amendment
	(d) Returns, Reports and Information

7	Compensation and Expenses	7

8	Directions and Indemnification	8
	(a) Directions from Sponsor
	(b) Directions from Participants
	(c) Indemnification
	(d) Survival

9	Resignation or Removal of Trustee	8
	(a) Resignation and Removal
	(b) Termination
	(c) Notice Period
	(d) Transition Assistance
	(e) Failure to Appoint Successor

i

TABLE OF CONTENTS

(Continued)

Section		Page

10	Successor Trustee	9
	(a) Appointment
	(b) Acceptance
	(c) Corporate Action

11	Resignation, Removal, and Termination Notices	10

12	Duration	10

13	Insolvency of Sponsor	10

14	Amendment or Modification	11

15	Electronic Services	11

16	General	13
	(a) Performance by Trustee, its Agent or Affiliates
	(b) Entire Agreement
	(c) Waiver
	(d) Successors and Assigns
	(e) Partial Invalidity
	(f) Section Headings

17	Assignment	13

18	Force Majeure	13

19	Confidentiality	14

20	Situs of Trust Assets	14

21	Governing Law	14
	(a) Massachusetts Law Controls
	(b) Trust Agreement Controls

ii

TRUST AGREEMENT, dated as of the 15th day of November 2008, between Regis Corporation, a Minnesota entity, having an office at 7201 Metro Boulevard, Edina, MN 55439 (the “Sponsor”), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the “Trustee”).

WITNESSETH:

WHEREAS, the Sponsor is the sponsor of the Plan; and

WHEREAS, the Sponsor wishes to restate, in its entirety, by entering into this Agreement, the irrevocable trust originally established on Original Trust Date, with regard to the Plan effective on the date the assets of which are transferred to the Trustee, and to contribute to the Trust assets that shall be held therein, subject to the claims of Sponsor’s creditors in the event of Sponsor’s Insolvency, as herein defined, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plan;

WHEREAS, it is the intention of the parties that the Trust shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”);

WHEREAS, it is the intention of the Sponsor to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan; and

WHEREAS, the Trustee is willing to hold and invest the aforesaid assets in trust among several investment options selected by the Sponsor.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

Section 1. Definitions. The following terms as used in this Trust Agreement have the meanings indicated unless the context clearly requires otherwise:

(a)                        “Agreement” shall mean this Trust Agreement, as the same may be amended and in effect from time to time.

(b)                       “Business Day” shall mean any day on which the New York Stock Exchange (NYSE) is open.

(c)                        “Code” shall mean the Internal Revenue Code of 1986, as it has been or may be amended from time

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to time.

(d)                       “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it has been or may be amended from time to time.

(e)                        “Fidelity Mutual Fund” shall mean any investment company advised by Fidelity Management & Research Company or any of its affiliates.

(f)                          “Insolvency” shall mean that the Sponsor is or has become insolvent as defined in Section 13(a).

(g)                       “Mutual Fund” shall refer both to Fidelity Mutual Funds and Non-Fidelity Mutual Funds.

(h)                       “Non-Fidelity Mutual Fund” shall mean certain investment companies not advised by Fidelity Management & Research Company or any of its affiliates.

(i)                           “Participant” shall mean, with respect to the Plan, any individual who has accrued a benefit under the Plan, which has not yet been fully distributed and/or forfeited, and shall include the designated beneficiary(ies) with respect to the benefit of such an individual until such benefit has been fully distributed and/or forfeited.

(j)                           “Permissible Investment” shall mean any of the investments specified by the Sponsor as available for investment of assets of the Trust and agreed to by the Trustee. The Permissible Investments shall be listed in the Service Agreement.

(k)                        “Plan” shall mean the plan or plans described in the Service Agreement.

(l)                       “Reconciliation Period” shall mean the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of Participant records.

(m)                 “Reporting Date” shall mean the last day of each calendar quarter, the date as of which the Trustee resigns or is removed pursuant to this Agreement and the date as of which this Agreement terminates pursuant to Section 9 hereof.

(n)                   “Service Agreement” shall mean the agreement between the Trustee and the Sponsor for the Trustee, through certain affiliates and related companies, to provide administrative and recordkeeping services for the Plan.

(o)                   “Sponsor” shall mean Regis Corporation, as identified in the first paragraph of this Agreement, or any successor to all or substantially all of its businesses which, by agreement, operation of law or otherwise, assumes the responsibility of the Sponsor under this Agreement.

(p)                   “Trust” shall mean the Regis Corporation Executive Retirement Savings Plan Trust, being the trust restated by the Sponsor and the Trustee pursuant to the provisions of the Agreement.

(q)                   “Trustee” shall mean Fidelity Management Trust Company, a Massachusetts trust company and any successor to all or substantially all of its trust business. The term Trustee shall also include any successor trustee appointed pursuant to this Agreement to the extent such successor agrees to serve as Trustee under the Agreement.

Section 2. Trust.

(a)                   Establishment. The Sponsor hereby establishes the Trust with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee, such additional sums of money as

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shall from time to time be delivered to the Trustee, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of the Agreement.

(b)                  Grantor Trust. The Trust is intended to be a grantor trust, of which the Sponsor is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and shall be construed accordingly.

(c)                   Trust Assets. The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Sponsor and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and the Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Sponsor. Any assets held by the Trust will be subject to the claims of the Sponsor’s general creditors under federal and state law in the event of Insolvency, as defined in this Agreement.

(d)                  Non-Assignment. Benefit payments to Participants and their beneficiaries from the Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process. Nothwithstanding anything in this Agreement to the contrary, the Sponsor can direct the Trustee to disperse monies pursuant to a domestic relations order as defined in Code section 414(p)(1)(B) in accordance with Section 4(a).

Section 3. Payments to Sponsor. Except as provided under the Agreement, the Sponsor shall have no right to retain or divert to others any of the Trust assets before all benefit payments have been made to the Participants and their beneficiaries pursuant to the terms of the Plan. The Sponsor may direct the Trustee in writing to pay the Sponsor any amount in excess of the amount needed to pay all of the benefits accrued under the Plan as of the date of such payment.

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Section 4. Disbursements.

(a)                   Directions from Sponsor.

(i)         If the Service Agreement provides that the Trustee will make distributions of Plan benefits directly to Participants and beneficiaries, the Trustee shall disburse monies to Participants and their beneficiaries for benefit payments in the amounts that the Sponsor directs from time to time in writing. The Trustee shall have no responsibility to ascertain whether the Sponsor’s direction complies with the terms of the Plan or of any applicable law. The Trustee shall be responsible for federal or state income tax reporting or withholding with respect to such Plan benefits. The Trustee shall not be responsible for tax reporting or withholding of FICA (Social Security and Medicare), any federal or state unemployment, or local tax with respect to Plan distributions.

(ii)      If the Service Agreement provides that the Sponsor shall be responsible for making distributions of benefits to Participants and beneficiaries, then the Trustee shall disburse monies to the Sponsor for benefit payments in the amounts that the Sponsor directs from time to time in writing. The Trustee shall have no responsibility to ascertain whether the Sponsor’s direction complies with the terms of the Plan or any applicable law. The Trustee shall not be responsible for: (1) making benefit payments to Participants under the Plan; or, (2) any federal, state or local tax reporting or withholding of any kind with respect to such Plan benefits.

(b)                  Limitations. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement.

Section 5. Investment of Trust.

(a)                   Selection of Investment Options. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

(b)                  Available Investment Options. The Sponsor shall direct the Trustee as to what investment options the Trust shall be invested in (i) during the Reconciliation Period, and (ii) following the Reconciliation Period, subject to the following limitations. The Sponsor may include only Permissible Investments as described in the Service Agreement; provided, however, that the Trustee shall not be considered a fiduciary with investment discretion. The Sponsor may add or remove investment options with the consent of the Trustee and upon mutual amendment of the Service Agreement to reflect such additions.

(c)                   Investment Directions. In order to provide for an accumulation of assets comparable to the contractual liabilities accruing under the Plan, the Sponsor may direct the Trustee in writing to invest

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the assets held in the Trust to correspond to the hypothetical investments made for Participants in accordance with their direction under the Plan.

(d)                  Funding Mechanism. The Sponsor’s designation of available investment options under paragraphs (a) and (b) above, the maintenance of accounts for each Participant under the Plan and the crediting of investments to such accounts, and the exercise by Participants of any powers relating to investments under this Section 5 are solely for the purpose of providing a mechanism for measuring the obligation of the Sponsor to any particular Participant under the Plan. As further provided in the Agreement, no Participant or beneficiary will have any preferential claim to or beneficial ownership interest in any asset or investment held in the Trust, and the rights of any Participant and his or her beneficiaries under the Plan and the Agreement are solely those of an unsecured general creditor of the Sponsor with respect to the benefits of the Participant under the Plan.

(e)                   Mutual Funds. The Sponsor hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Mutual Fund selected by the Sponsor as a Permissible Investment. Trust investments in Mutual Funds shall be subject to the following limitations:

(i)                       Execution of Purchases and Sales. Purchases and sales of Permissible Investments (other than for Exchanges) shall be made on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee has received a wire transfer of funds necessary to make such purchase). Exchanges of Permissible Investments shall be made on the same Business Day that the Trustee receives a proper direction if received before market close (generally 4:00 p.m. eastern time); if the direction is received after market close (generally 4:00 p.m. eastern time), the exchange shall be made the following Business Day.

(ii)                    Voting. At the time of mailing of notice of each annual or special stockholder’s meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to the Sponsor, together with a voting direction form for return to the Trustee or its designee. The Trustee shall vote the shares held in the Trust in the manner as directed by the Sponsor. The Trustee shall not vote shares for which it has received no corresponding directions from the Sponsor. The Sponsor shall also have the right to direct the Trustee as to the manner in which all shareholder rights, other than the right to vote, shall be exercised. The Trustee shall have no duty to solicit directions from the Sponsor.

(f)                     Trustee Powers. The Trustee shall have the following powers and authority:

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(i)                       Subject to paragraphs (b), (c) and (d) of this Section 5, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

(ii)                    To cause any securities or other property held as part of the Trust to be registered in the Trustee’s own name, in the name of one or more of its nominees, or in the Trustee’s account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

(iii)                 To keep that portion of the Trust in cash or cash balances as the Sponsor may, from time to time, deem to be in the best interest of the Trust.

(iv)                To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

(v)                   To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

(vi)                To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

(vii)             To do all other acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

Notwithstanding any powers granted to the Trustee pursuant to the Agreement or to applicable law, the Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

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Section 6. Recordkeeping and Administrative Services to Be Performed.

(a)                   Accounts. The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust periodically and on the date on which the Trustee resigns or is removed as provided in the Agreement or is terminated as provided in the Agreement. Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of the Agreement, the Trustee shall file with the Sponsor a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under applicable law, upon the expiration of six (6) months from the date of filing such account with the Sponsor, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which the Sponsor shall within such six (6) month period file with the Trustee written objections.

(b)                  Inspection and Audit. All records generated by the Trustee in accordance with paragraphs (a) shall be open to inspection and audit, during the Trustee’s regular business hours prior to the termination of the Agreement, by the Sponsor or any person designated by the Sponsor.

(c)                   Effect of Plan Amendment. The Sponsor must deliver to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment’s adoption and the Sponsor must provide the Trustee on a timely basis with all additional information the Sponsor deems necessary for the Trustee to perform the its duties hereunder as well as such other information as the Trustee may reasonably request.

(d)                  Returns, Reports and Information. Except as set forth in the Service Agreement, the Sponsor shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust by law. The Trustee shall provide the Sponsor with such information as the Sponsor may reasonably request to make these filings. The Sponsor shall also be responsible for making any disclosures to Participants required by law.

Section 7. Compensation and Expenses. Sponsor shall pay to Trustee, within thirty (30) days of receipt of the Trustee’s bill, the fees for services in accordance with the Service Agreement. All fees for services are specifically outlined in the Service Agreement and are based on any assumptions identified therein.

All expenses of the Trustee relating directly to the acquisition and disposition of investments

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constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Participants’ accounts.

Section 8. Directions and Indemnification.

(a)              Directions from Sponsor. Whenever the Sponsor provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Sponsor in the manner described in the Service Agreement, provided the Trustee reasonably believes the signature of the individual to be genuine. Such direction may be made via electronic data transfer (“EDT”) in accordance with procedures agreed to by the Sponsor and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Sponsor. The Trustee shall have no responsibility to ascertain any direction’s (i) accuracy, (ii) compliance with the terms of the Plan or any applicable law, or (iii) effect for tax purposes or otherwise.

(b)             Directions from Participants. The Trustee shall not be liable for any loss resulting from any Participant’s exercise or non-exercise of rights under this Agreement to direct the investment of the hypothetical assets in the Participant’s accounts.

(c)              Indemnification. The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys’ fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or the Trust, excepting only any and all loss, etc., arising solely from the Trustee’s negligence or bad faith.

(d)             Survival. The provisions of this Section 8 shall survive the termination of this Agreement.

Section 9. Resignation or Removal of Trustee.

(a)              Resignation and Removal.

(i)                           The Trustee may resign at any time in accordance with the notice provisions set forth below.

(ii)                        The Sponsor may remove the Trustee at any time in accordance with the

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notice provisions set forth below.

(b)             Termination. The Agreement may be terminated at any time by the Sponsor upon prior written notice to the Trustee in accordance with the notice provisions set forth below.

(c)              Notice Period. In the event either party desires to terminate the Agreement or any Services hereunder, the party shall provide at least sixty-(60) days prior written notice of the termination date to the other party; provided, however, that the receiving party may agree, in writing, to a shorter notice period.

(d)             Transition Assistance. In the event of termination of the Agreement, if requested by Sponsor, the Trustee shall assist Sponsor in developing a plan for the orderly transition of the Plan data, cash and assets then constituting the Trustee and recordkeeping services provided by the Trustee hereunder to Sponsor or its designee. The Trustee shall provide such assistance for a period not extending beyond sixty (60) days from the termination date of this Agreement. The Trustee shall provide to Sponsor, or to any person designated by Sponsor, at a mutually agreeable time, one file of the Plan data prepared and maintained by the Trustee in the ordinary course of business, in the Trustee’s format. The Trustee may provide other or additional transition assistance as mutually determined for additional fees, which shall be due and payable by the Sponsor prior to any termination of the Agreement.

(e)              Failure to Appoint Successor. If, by the termination date, the Sponsor has not notified the Trustee in writing as to the individual or entity to which the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys’ fees and disbursements.

Section 10. Successor Trustee.

(a)              Appointment. If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under the Agreement. After a successor trustee accepts appointment, a prior trustee shall not be liable for the acts or omissions of the Trustee with respect to the Trust occurring after the time of the appointment.

(b)             Acceptance. When the successor trustee accepts its appointment under the Agreement, title to the Trust assets shall immediately vest in the Trustee without any further action on the part of the

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prior trustee. The prior trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the Trustee to evidence the vesting of title to all Trust assets in the Trustee or to deliver all Trust assets to the Trustee.

(c)               Corporate Action. Any successor of the Trustee, through sale or transfer of the business or trust department of the Trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the Trustee under this Agreement.

Section 11. Resignation, Removal, and Termination Notices. All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor at the address designated in the Service Agreement, and to the Trustee c/o Fidelity Investments - ECM Client Services Relationship Manager, P.O. Box 770001, Cincinnati, OH 45277-0026, or to such other addresses as the parties have notified each other of in the foregoing manner.

Section 12. Duration. The Trust shall continue in effect without limit as to time, subject, however, to the provisions of the Agreement relating to amendment, modification, and termination thereof.

Section 13. Insolvency of Sponsor.

(a)               Trustee shall cease disbursement of funds for payment of benefits to Participants and their beneficiaries if the Sponsor is Insolvent. Sponsor shall be considered “Insolvent” for purposes of the Agreement if (i) Sponsor is unable to pay its debts as they become due, or (ii) Sponsor is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)              All times during the continuance of the Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Sponsor under federal and state law as set forth below.

(i)                  The Board of Directors (or other body governing the entity under state law) and the Chief Executive Officer of the Sponsor shall have the duty to inform the Trustee in writing of the Sponsor’s Insolvency. If a person claiming to be a creditor of the Sponsor alleges in writing to the Trustee that the Sponsor has become Insolvent, the Trustee shall determine whether the Sponsor is Insolvent and, pending such determination, the Trustee shall discontinue disbursements for payment of benefits to Participants or their beneficiaries.

(ii)               Unless the Trustee has actual knowledge of the Sponsor’s Insolvency, or has received notice from the Sponsor or a person claiming to be a creditor alleging that the Sponsor is

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Insolvent, the Trustee shall have no duty to inquire whether the Sponsor is Insolvent. The Trustee may in all events rely on such evidence concerning the Sponsor’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Sponsor’s solvency.

(iii)            If at any time the Trustee has determined that the Sponsor is Insolvent, the Trustee shall discontinue disbursements for payments to Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Sponsor’s general creditors. Nothing in this Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of the Sponsor with respect to benefits due under the Plan or otherwise.

(iv)           Trustee shall resume disbursements for the payment of benefits to Participants or their beneficiaries in accordance with this Agreement only after the Trustee has determined that the Sponsor is not Insolvent (or is no longer Insolvent).

(c)               If the Sponsor permits the employees of another member of the same controlled group (as defined in IRC Section 414(b) or (c)) to participate in the Plan, all of the assets held by the Trust will be subject to the claims of the general creditors of both the Sponsor and all of such participating affiliates and, for purposes of Section 13(a), the Sponsor is considered Insolvent if any such affiliate meets the definition of Insolvent.

(d)              Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 13(a) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by the Sponsor in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 14. Amendment or Modification. This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee.

Section 15. Electronic Services.

(a)               The Trustee may provide communications and services (“Electronic Services”) and/or software products (“Electronic Products”) via electronic media, including, but not limited to Fidelity Plan Sponsor WebStation. The Sponsor and its agents agree to use such Electronic Services and Electronic Products only in the course of reasonable administration of or participation in the Plan and to keep confidential and not publish, copy, broadcast, retransmit, reproduce, commercially exploit or otherwise

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redisseminate the Electronic Products or Electronic Services or any portion thereof without the Trustee’s written consent, except, in cases where the Trustee has specifically notified the Sponsor that the Electronic Products or Services are suitable for delivery to Participants, for non-commercial personal use by the Participants or beneficiaries with respect to their participation in the Plan or for their other retirement planning purposes.

(b)              The Sponsor shall be responsible for installing and maintaining all Electronic Products, (including any programming required to accomplish the installation) and for displaying any and all content associated with Electronic Services on its computer network and/or intranet so that such content will appear exactly as it appears when delivered to the Sponsor. All Electronic Products and Services shall be clearly identified as originating from the Trustee or its affiliate. The Sponsor shall promptly remove Electronic Products or Services from its computer network and/or intranet, or replace the Electronic Products or Services with updated products or services provided by the Trustee, upon written notification (including written notification via facsimile) by the Trustee.

(c)               All Electronic Products shall be provided to the Sponsor without any express or implied legal warranties or acceptance of legal liability by the Trustee, and all Electronic Services shall be provided to the Sponsor without acceptance of legal liability related to or arising out of the electronic nature of the delivery or provision of such Services. Except as otherwise stated in this Agreement, no rights are conveyed to any property, intellectual or tangible, associated with the contents of the Electronic Products or Services and related material. The Trustee hereby grants to the Sponsor a non-exclusive, nontransferable revocable right and license to use the Electronic Products and Services in accordance with the terms and conditions of the Agreement.

(d)              To the extent that any Electronic Products or Services utilize Internet services to transport data or communications, the Trustee will take, and the Sponsor agrees to follow, reasonable security precautions, however, the Trustee disclaims any liability for interception of any such data or communications. The Trustee reserves the right not to accept data or communications transmitted via electronic media by the Sponsor or a third party if it determines that the media does not provide adequate data security, or if it is not administratively feasible for the Trustee to use the data security provided. The Trustee shall not be responsible for, and makes no warranties regarding access, speed or availability of Internet or network services, or any other service required for electronic communication. The Trustee shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the Electronic Products or Services after delivering it to the Sponsor.

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Section 16. General.

(a)               Performance by Trustee, its Agents or Affiliates. The Sponsor acknowledges and authorizes that the services to be provided under the Agreement shall be provided by the Trustee, its agents or affiliates, including but not limited to Fidelity Investments Institutional Operations Company, Inc. or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

(b)              Entire Agreement. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

(c)               Waiver. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

(d)              Successors and Assigns. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

(e)               Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of the Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforceable to the fullest extent permitted by law.

(f)                 Section Headings. The headings of the various sections, subsections and paragraphs of this Agreement have been inserted only for the purposes of convenience and are not part of the Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of the Agreement.

Section 17. Assignment. This Agreement, and any of its rights and obligations hereunder, may not be assigned by any party without the prior written consent of the other party(ies), and such consent may be withheld in any party’s sole discretion. Notwithstanding the foregoing, Trustee may assign this Agreement in whole or in part, and any of its rights and obligations hereunder, to a subsidiary or affiliate of Trustee without consent of the Sponsor. All provisions in the Agreement shall extend to and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 18. Force Majeure. No party shall be deemed in default of the Agreement to the extent that any delay or failure in performance of its obligation(s) results, without its fault or negligence, from any cause beyond its reasonable control, such as acts of God, acts of civil or military authority, embargoes,

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epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, power outages or strikes. This clause shall not excuse any of the parties to the Agreement from any liability which results from failure to have in place reasonable disaster recovery and safeguarding plans adequate for protection of all data each of the parties to the Agreement are responsible for maintaining for the Plan.

Section 19. Confidentiality. Both parties to this Agreement recognize that in the course of implementing and providing the services described herein, each party may disclose to the other confidential information. All such confidential information, individually and collectively, and other proprietary information disclosed by either party shall remain the sole property of the party disclosing the same, and the receiving party shall have no interest or rights with respect thereto if so designated by the disclosing party to the receiving party. Each party agrees to maintain all such confidential information in trust and confidence to the same extent that it protects its own proprietary information, and not to disclose such confidential information to any third party without the written consent of the other party. Each party further agrees to take all reasonable precautions to prevent any unauthorized disclosure of confidential information. In addition, each party agrees not to disclose or make public to anyone, in any manner, the terms of the Agreement, except as required by law, without the prior written consent of the other party.

Section 20. Situs of Trust Assets. The Sponsor and the Trustee agree that no assets of the Trust shall be located or transferred outside of the United States.

Section 21. Governing Law.

(a)               Massachusetts Law Controls. This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of the Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under Section 514 of ERISA.

(b)              Trust Agreement Controls. The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of the Agreement, the provisions of the Agreement shall control.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

Plan Sponsor Name:	Regis Corporation

	By:	/s/ Eric A. Bakken

	Name:	Eric A. Bakken

	Title:	Senior Vice President & General Counsel

	Date:	November 10, 2008

FIDELITY MANAGEMENT TRUST COMPANY

By:

Name:

Title:

Date:

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

Plan Sponsor Name:	Regis Corporation

	By:	/s/ Eric A. Bakken

	Name:	Eric A. Bakken

	Title:	Senior Vice President & General Counsel

	Date:	November 10, 2008

FIDELITY MANAGEMENT TRUST COMPANY

By:

Name:

Title:

Date:

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AMENDMENT No. 2

TO THE TRUST AGREEMENT FOR THE

REGIS CORPORATION

EXECUTIVE RETIREMENT SAVINGS PLAN

WHEREAS, Regis Corporation (the “Sponsor”) adopted the Trust Agreement Between Regis Corporation And Fidelity Management Trust Company (“FMTC”), effective January 1, 2008 (the “Trust”); and

WHEREAS, the Sponsor, with the consent of FMTC, desires to amend the Trust.

NOW, THEREFORE, the Trust is hereby amended, effective as of March 1, 2007, as follows:

1.                                     A new Section 1(p) and a new Section 1(q) are added as follows, the existing Section 1(p) is re-designated as Section 1(r), and the existing Section 1(q) is re-designated as Section 1(s):

(p)         “Sponsor Stock” shall mean the common stock of the Sponsor or such other publicly traded stock of the Sponsor.

(q)         “Stock Fund” shall mean the investment option consisting of Sponsor Stock.

2.            A new Section 5(f) provided below is inserted, and the existing Section 5(f) is re-designated as Section 5(g):

(f)    Sponsor Stock.  Trust investments in Sponsor Stock shall be made via the Stock Fund.

(i)        Acquisition Limit.  Pursuant to the Plan, the Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions under this Agreement. The Sponsor shall be responsible for providing specific direction on any acquisition limits required by the Plan or applicable law.

(ii)       Duty.  The Sponsor shall continually monitor the suitability of acquiring and holding Sponsor Stock.  The Trustee shall not be liable for any loss or expense which arises from the directions of the Sponsor with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by any applicable law or would be contrary to the terms of this Agreement.

(iii)      Purchases and Sales of Sponsor Stock.  The applicable provisions of the Service Agreement between the Sponsor and the Trustee, along with (A) and (B) below (except as otherwise provided in such Service Agreement) shall govern purchases and sales of Sponsor Stock.

(A)      Purchases and Sales from or to Sponsor.  If directed by the Sponsor in writing prior to the trading date, the Trustee may purchase or sell Sponsor Stock from or to the Sponsor if the purchase or sale is for adequate consideration and no commission is charged.  If Sponsor contributions (employer) or contributions made by the Sponsor to hypothetical Participants (employee) accounts under the Plan are to be invested in Sponsor Stock, the Sponsor may transfer Sponsor Stock in lieu of cash to the Trust.

(B)       Use of an Affiliated Broker.  The Sponsor hereby directs the Trustee to use NFSLLC to provide brokerage services in connection with any purchase or sale of Sponsor Stock.   NFSLLC shall execute such directions directly or through any of its affiliates.   The provision of brokerage services shall be subject to the following:

(1)           As consideration for such brokerage services, the Sponsor agrees that NFSLLC shall be entitled to remuneration under this direction provision in the amount of $0.029 commission on each share of Sponsor Stock in a singular transaction.  Any increase in such remuneration may be made only by a written agreement between Sponsor and Trustee.

(2)           Any successor organization of NFSLLC, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this authorization provision.

(3)           The Trustee and NFSLLC shall continue to rely on this direction provision until notified to the contrary.  The Sponsor reserves the right to terminate this direction upon written notice to NFSLLC (or its successor) and the Trustee, in accordance with this Agreement.

(iv)      Securities Law Reports.  The Sponsor shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust’s ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report.  The Sponsor shall be responsible for the registration of any Plan interests to the extent required under Federal or state securities law.  The Trustee shall provide to the Sponsor such information on the Trust’s ownership of Sponsor Stock as the Sponsor may reasonably request in order to comply with Federal or state securities laws.

(v)   Voting and Tender Offers.  Notwithstanding any other provision of this Agreement, the provisions of this Section shall govern the voting and tendering of Sponsor Stock held under the Trust.  The Sponsor shall provide direction to the Trustee with respect to any proxy voting, any tender or exchange offer, or any other similar shareholder right, and the Trustee shall vote, tender or exchange shares of Sponsor Stock in accordance with timely, written direction from the Sponsor.  Unless otherwise required by applicable law, the Trustee shall not take any action with respect to a vote, tender, exchange or similar shareholder right in the absence of instruction from the Sponsor.  For these purposes, a timely direction is one that is received at a time that reasonably allows the Trustee to exercise shareholder rights, through a custodian, if applicable.

(vi)  General.  With respect to all shareholder rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, the Trustee shall follow the directions of the Sponsor in accordance with the procedures described in (v) above.

(vii)     Conversion.  All provisions in this Section 5(f) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

IN WITNESS WHEREOF, the Sponsor and the Trustee have caused this Amendment to be executed by duly authorized individuals as of the day and year first written above.

REGIS CORPORATION (Sponsor)

By:	/s/ Eric A. Bakken
Name:	Eric A. Bakken
Title:	Senior Vice President & General Counsel
Date:	November 10, 2008

FIDELITY MANAGEMENT TRUST
COMPANY (FMTC)

By:
FMTC Authorized Signatory
Name:

Date: